POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Corn Products International,Inc., a Delaware corporation
(the ?Company?),does hereby severally make,constitute and appoint
MARY ANN HYNES,Vice President, General Counsel, Corporate Secretary and Chief
 Compliance Officer of the Company, her true and lawful attorney to execute, deliver and file, for and on her behalf, any and all reports on Forms 3, 4 and 5 relating to beneficial ownership of securities issued by the Company, until such date as the undersigned ceases to be required to file such reports. IN WITNESS WHEREOF, the undersigned has hereunto executed this
  Power of Attorney this 4th day of May, 2009.

					/s/ Ilene S. Gordon
					Ilene S. Gordon




UNITED STATES OF AMERICA	)
STATE OF ILLINOIS		)
COUNTY OF COOK             	)


	On this 4th day of May, 2009, before me, a Notary Public of the State of Illinois, United States of America, personally came Ilene S. Gordon, to me known, and known to me to be the individual described in and who executed the foregoing instrument and acknowledged that she signed the same as her free and voluntary act and deed,for the uses and purposes therein mentioned. Given under my hand and official seal this 4th day of May, 2009.


					/s/Kimberley Copeland
					Notary Public
				My commission expires Mar 15, 2010